Exhibit 4 – Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF

NEVADA

NUMBER	SHARES
COMMON STOCK

PLANDEL RESOURCES, INC.

COMMON STOCK       300,000,000 AUTHORIZED, $.001 PAR VALUE

CUSIP –
THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

PLANDEL RESOURCES, INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at

                                 this                                    day of                                        A.D.                            .

Plandel Resources, Inc.	Mario Gregorio	Rizalina Raneses

Seal	President	& Secretary

Nevada

Transfer Agent:

Holliday Stock Transfer

2939 North 67th Place

Scottsdale, Arizona, 85251

Shares                                    Each